Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Stephen L. Zaniboni, Acting Chief Executive Officer and Chief Financial Officer of Sequenom, Inc. (the “Company”), hereby certify that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, to which this Certification is attached as Exhibit 32 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report, and the results of operations of the Company for the period covered by the Annual report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 10th day of May, 2005.

/S/ STEPHEN L. ZANIBONI
Stephen Zaniboni Acting Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)